                                                                    EXHIBIT 10.5


                            Asset Purchase Agreement

         THIS ASSET PURCHASE AGREEMENT, dated as of November 16, 2001 (this "Agreement"), is by and between AccessColo, Inc., a Delaware corporation (the "Purchaser"), and BridgePoint International (USA) Inc., a Delaware corporation (the "Seller").

         WHEREAS, the Seller is engaged in the business of operating a colocation facility located at the Leased Property (as defined in Section 1.1(a) below), at which the Seller's customers install their own computer and telecommunication equipment in a secure environment and connect to internet and telecommunication networks (the "Business"); and

         WHEREAS, the Purchaser desires to purchase, and obtain the assignment of, from the Seller, and the Seller desires to sell, convey, assign and transfer to the Purchaser, the Business and the Purchased Assets (as defined in Section
1.1 below) held by the Seller and utilized in the operation of the Datacenter (as defined in Section 1.1(a) below), upon the terms and subject to the conditions set forth below.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, each intending to be legally bound hereby, agree as set forth below:

                                   ARTICLE I.
                               PURCHASE AND SALE

         1.1. Purchase and Sale of Assets. At the Closing (as defined in Section
1.7 below), the Seller shall sell, assign, transfer, convey, and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller, the Business and all of the Seller's rights, title and interests in and to the Purchased Assets, free and clear of all mortgages, security interests, charges, encumbrances, liens, assessments, covenants, claims, title defects, pledges, encroachments and burdens of every kind or nature whatsoever ("Encumbrances"). The term "Purchased Assets" means all the assets, properties, rights, contractual rights of the Seller, and claims of the Seller, in respect of the Business, tangible and intangible, known and unknown, including, but not limited to, the following:

         (a) All improvements constructed and/or installed by the Seller and located at that certain colocation facility (the "Datacenter") constructed and/or operated by the Seller, located at 75 Broad Street, New York, New York (the "Leased Property") as of the date hereof (the "Improvements");

         (b) All fixtures, furniture, equipment and other tangible personal property owned by the Seller and currently located at the Leased Property, including the items listed on Schedule 1.1(b) hereto;

         (c) All rights, title and interest of the Seller in and to the build-out of the Datacenter, including, without limitation, any and all racks, wiring, cages, power-distribution equipment, cabling and fuse panels, as more specifically set forth on Schedule 1.1(c) hereto;

         (d) All customer contracts, licenses and agreements, including, without limitation, the Zone Agreement (as defined in Section 1.4 hereof) and any customer security deposits, letters of credit or pre-paid service charges, each as more specifically set forth on Schedule 2.12 hereto, and all rights and claims thereunder (collectively, the "Assumed Colocation Agreements");

         (e) All rights under all warranties, representations, and guarantees made by suppliers, manufacturers, and contractors;

         (f) All rights under confidentiality, nondisclosure and similar agreements;

         (g) All books and records of the Seller, including, without limitation, any and all information with regard to customers at the Datacenter, data processing records, employment and personnel records, records relating to suppliers, supplier lists, cost information, vendor data, specifications and drawings, correspondence and lists, product literature, artwork, design, development and manufacturing files, quality records and other data;

         (h) All operations manuals, methods and procedures;

         (i) Any and all final construction drawings and plans and specifications for the Leased Property and/or the Improvements; and

         (j) Any interest in and to any refund of taxes relating to the Purchased Assets or the operations of the Datacenter to the extent such taxes are for, or applicable to, any taxable period (or portion thereof) beginning after the Closing Date.


         1.2. Retained Assets. Notwithstanding the foregoing, the Seller shall retain, and the Purchased Assets shall not include, the following assets, each as more specifically set forth on Schedule 1.2 hereto: (i) the consideration to be delivered to the Seller pursuant to this Agreement; (ii) all other assets of the Seller not relating to or associated with the Business or the operation of the Datacenter; (iii) the Seller's other rights hereunder; (iv) the Seller's minute books, stock books and seal; (v) all claims, choses in action, causes of action and judgments in respect of any litigation matter and with respect to the Retained Liabilities (as defined in Section 1.3 hereof); and (vi) all of the Seller's cash in banks, cash equivalents, bank and mutual fund accounts, trade and other notes and accounts receivable (as prorated up to the Closing Date), to the extent attributable to periods preceding the Closing (subject to Section
4.10 hereof).

         1.3. Assumed Liabilities; Retained Liabilities. At the Closing, the Purchaser shall assume from the Seller and undertake to discharge only the Seller's obligations to perform after the Closing under the (a) Assumed Colocation Agreements; and (b) subject to the Seller's payment of the December Payment (as defined in Section 4.1(b) hereof), the Master Lease Agreement, dated February 8, 2001, by and between Fleet Business Credit Corporation and the Seller, a true and complete copy of which is attached hereto as Exhibit A (the "Fleet Lease") (to the extent that such liabilities and obligations set forth in clauses (a) and (b) in this Section 1.3 do not arise as a result of any default by the Seller prior to the Closing) (collectively, the "Assumed Liabilities"). Except as expressly provided in this Section 1.3, the Purchaser does not and shall not assume or in any way be liable or responsible for or undertake to pay, perform, satisfy or discharge any other liabilities, commitments or obligations, whether known or unknown, disclosed or undisclosed, absolute, contingent, inchoate, fixed or otherwise, of the Seller, including, without limitation, all liabilities, commitments or obligations relating to or arising from taxes of any nature; employee obligations; or the Purchased Assets or the use thereof (the "Retained Liabilities") and the Seller shall pay and satisfy when due, in accordance with Section 4.6 hereof, all of the Retained Liabilities.

         1.4. Purchase Price; Allocation of Additional Purchase Price.

         (a) The aggregate purchase price (the "Purchase Price") for the Business and all of the Purchased Assets shall consist of (x) the Purchaser's
(i) payment of the Earnest Money Deposit (in accordance with and as defined in Section 1.5 below), (ii) payment to the Seller of Three Hundred and Ten Thousand Dollars ($310,000), and (iii) assumption of the Assumed Liabilities (collectively, the "Initial Purchase Price"); and (y) the Purchaser's payment to the Seller, subject to Section 7.9 hereof, of up to Five Hundred Thousand Dollars ($500,000) in the aggregate (the "Additional Purchase Price"), payable in twelve (12) equal installments after the Closing, as and when the Purchaser receives in full each of the corresponding monthly fees due from Zone Telecom, Inc. ("Zone") to the Seller pursuant to that certain Co-location Services Agreement, dated February 6, 2001, by and between the Seller and Zone (the "Zone Agreement"), up to a maximum of Five Hundred Thousand Dollars ($500,000); provided, however, that, in the event that Zone shall default on any monthly payment, the Purchaser shall retain all, and shall not pay any, of the remaining Additional Purchase Price, unless Zone shall have cured such default in accordance with the Zone Agreement; provided, however, that the Purchaser shall not be entitled to retain and not pay to the Seller the remaining Additional Purchase Price if Zone's default on a monthly payment is due to a material default on the part of the Purchaser to perform in accordance with the Zone Agreement, uncured in accordance with the terms thereunder. The Purchaser shall promptly give appropriate notice to the Seller of any default by Zone to pay a monthly payment. In no event shall any draw down on the letter of credit provided by Zone under the Zone Agreement and assigned to the Purchaser pursuant hereto constitute a payment requiring the Purchaser to pay to the Seller any portion of the Additional Purchase Price.

         1.5. Deposit. Simultaneously herewith, the Purchaser shall deliver a check made out to an escrow agent, as selected by the Purchaser (the "Escrow Agent"), totaling Twenty-Five Thousand Dollars ($25,000) (the "Earnest Money Deposit") within two (2) business days of selection of an Escrow Agent, which Earnest Money Deposit shall be held by the Escrow Agent, pursuant to the terms and provisions of an escrow agreement by and among the Seller, the Purchaser and the Escrow Agent in the form of Exhibit B hereto (the "Escrow Agreement"), until the Closing Date, at which time the Earnest Money Deposit shall be paid to the Seller. The remainder of the Initial Purchase Price and the Additional Purchase Price shall be paid in accordance with Section 1.6 below. If the Closing shall not occur by December 31, 2001, for any reason other than a material breach by the Purchaser under this Agreement, the Earnest Money Deposit shall be returned promptly to the Purchaser. If such a breach is alleged by the Seller in writing pursuant to this Agreement, the Escrow Agent shall hold the Earnest Money Deposit until it receives an order from a court of competent jurisdiction or joint written instructions.

         1.6. Payment of Initial Purchase Price and Additional Purchase Price.

                  (a) Initial Purchase Price. At the Closing and subject to the release of the Earnest Money Deposit to the Seller in accordance with the provisions of Section 1.5 hereof, (i) the balance of the Initial Purchase Price shall be paid by the Purchaser to the Seller by wire transfer of immediately available funds in the amount of Three Hundred and Ten Thousand Dollars ($310,000); and (ii) the Purchaser shall assume the Assumed Liabilities and purchase the Purchased Assets.

                                      -3-
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                  (b) Additional Purchase Price. After the Closing, the
Additional Purchase Price shall be paid, subject to the provisions of Section
1.4 above, in twelve (12) equal installments of $41,667.

         1.7. Closing. The transfer of the Purchased Assets and the assumption of the Assumed Liabilities contemplated hereby shall be deemed to take place at a closing (the "Closing") at the offices of Kirkpatrick & Lockhart LLP, 1251 Avenue of the Americas, 45th Floor, New York, New York 10020, on November 30, 2001 (the "Closing Date"), or on such other date as the Purchaser and the Seller may mutually agree to in writing, subject to termination pursuant to Section 6.1 hereof.

         1.8. Allocation of Purchase Price. The Purchase Price shall be allocated on or prior to the Closing, as mutually agreed to by the parties and in compliance with the United States Internal Revenue Code of 1986, as amended from time to time. The Purchaser and the Seller shall report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise.

         1.9. Proration of Expenses. Subject to Section 7.9 hereof, all accrued expenses associated with the Lease between 75 Broad, LLC and BridgePoint International (CANADA) Inc. ("BridgePoint Canada"), dated January 18, 20000 (the "Lease") and/or the Business, such as electricity, gas, water, sewer, telephone, property taxes, security services and similar items, shall be prorated between the Purchaser and the Seller as of the Closing Date.

         1.10. Passage of Title. Title to all of the Purchased Assets shall pass from the Seller to the Purchaser at the Closing, subject to the terms and conditions of this Agreement. The Purchaser assumes no risk of loss to any of the Purchased Assets prior to the Closing.

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

                                   ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER


         The Seller represents and warrants to the Purchaser as follows:

         2.1. Due Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Seller has all requisite power and authority to own, lease and operate its assets and properties, and to carry on the business of the Datacenter as presently conducted (the "Business"). The Seller is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the locations of its property requires such qualification, except where the failure to do so would not have a material adverse effect on the Seller's business, operations, assets or condition (financial or otherwise).

         2.2. Power and Authority. The Seller has the requisite corporate power and authority to operate the Business and to execute and deliver this Agreement and all other agreements contemplated by this Agreement and all of the agreements, schedules, exhibits, documents and instruments specifically provided for hereunder to be executed and/or delivered by the respective parties (the "Transaction Documents") and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and is the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies. When executed and delivered by the Seller at the Closing, each of the Transaction Documents will be the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

         2.3. Compliance with Laws. The Seller is in compliance in all material respects with all Federal, state, local and foreign laws, statutes, ordinances, regulations, orders, judgments, injunctions, awards or decrees (collectively, "Laws") applicable to any of the Purchased Assets or its Business operations. The Seller has not received any notice of material violation or alleged material violation of any Law by it. The Seller has all licenses, permits, orders and approvals of Federal, state, local and foreign governmental or regulatory bodies necessary for the conduct of the Business and operation of the Datacenter.

         2.4. No Breach; Consents. Neither the execution and delivery of this Agreement or any of the Transaction Documents to which the Seller is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by the Seller will: (i) contravene any provision of any certificate or articles of incorporation or By-laws (the "Governing Documents") of the Seller; (ii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other person or entity the right to cause such a termination of or loss under, any of the Assumed Colocation Agreements or any other contract, agreement or instrument by which any of the Purchased Assets may be bound or affected; (iii) result in the creation, maturation or acceleration of any of the Assumed Liabilities or any other liability of the Seller affecting any of the Purchased Assets (or give to any other Person the right to cause such a creation, maturation or acceleration); (iv) violate any Laws or violate any judgment or order of any court, government (Federal, state, local or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality (a "Governmental Body") to which the Seller is subject and by which any of the Purchased Assets or Datacenter may be bound or affected; or (v) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets or the Datacenter or give to any other person or entity any interest or right therein. No consent, approval or authorization of, or registration or filing with, any person or entity or Governmental Body is required in connection with the execution and delivery by the Seller of this Agreement or any of the Transaction Documents to which the Seller is or is to become a party pursuant to the provisions hereof or the consummation by the Seller of the transactions contemplated hereby or thereby.

         2.5. Condition of Assets; Business; Title. The Purchased Assets (a true and complete list of which is set forth on Schedule 2.5 hereto) have been maintained in accordance with good business practice and are in good working order and are reasonably suitable for the purposes for which they are used in the Business. The Purchased Assets are all located at the Datacenter and include all assets that are currently used in and which are necessary for the operation of the Business in accordance with best business practices. The Improvements represent all improvements or alterations made at the Datacenter. Except as set forth on Schedule 2.5 hereto, the Seller has good, marketable and exclusive title to all of the Purchased Assets and, upon the consummation of the transactions contemplated hereby, the Purchaser will acquire good, marketable and exclusive title to all of such Purchased Assets, free and clear of all Encumbrances.

         2.6. Seller Financial Information. The revenues for the Datacenter for the three- (3) month period ended September 30, 2001, as reflected on Schedule 2.6(a) hereto (the "Revenues"), and the expenses for the Datacenter for the three- (3) month period ended September 30, 2001, as reflected on Schedule 2.6(b) hereto (the "Expenses"), have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") and fairly present in all material respects the financial condition, Revenues, Expenses and results of operations of the Seller in respect of the operation of the Datacenter in the ordinary course of business as of the dates and for the periods indicated thereby. The Revenues do not, nor will the revenues reflected in the Updated Revenues and Expenses (as defined in Section 4.9 hereof), reflect any accounts receivable of the Seller, the transactions for which have not been collected within ninety (90) days after such accounts receivable were due by the Datacenter customer, unless such customer has made a payment within the last thirty (30) days.

         2.7. Accounts Receivable. Schedule 2.7 hereto sets forth a true and complete list of all accounts receivable (the "Accounts Receivable), together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, of the Seller in respect of the Datacenter as of October 31, 2001. Each of the Accounts Receivable arose (i) pursuant to the Assumed Colocation Agreements and (ii) from bona fide transactions in the ordinary course of business consistent with the Seller's past practices. To the knowledge of the Seller, there are no setoffs or counterclaims in respect of such Accounts Receivable.

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         2.8. Litigation. Except as set forth on Schedule 2.8 hereto, there are no suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or, to the Seller's knowledge, threatened against or affecting any of the Purchased Assets or the Assumed Liabilities or the transactions contemplated by this Agreement or any of the Transaction Documents. There are no judgments, orders, injunctions, decrees or awards against the Seller in respect of the Purchased Assets or the Assumed Liabilities that are not satisfied or remain outstanding or that would prohibit the execution and delivery of this Agreement or any of the Transaction Documents.

         2.9. Absence of Undisclosed Liabilities. The Seller does not have any liabilities, commitments or obligations, whether accrued, absolute, contingent or otherwise affecting the Business or any of the Purchased Assets that have not been described in Schedule 2.9 hereto.

         2.10. Absence of Certain Changes. Since September 30, 2001, the Seller has conducted the Business only in the ordinary course. Without limiting the generality of the foregoing sentence, since September 30, 2001, except as set forth on Schedule 2.10 hereto, there has not been any: (i) material adverse change in the earnings, revenues, Purchased Assets, Accounts Receivable, Assumed Liabilities, Business or earning power or prospects thereof; (ii) material damage or destruction to or loss of any of the Purchased Assets or any portion of the Datacenter, whether or not covered by insurance; (iii) creation of any Encumbrance on any of the Purchased Assets or the Datacenter; (iv) disposition of any of the Purchased Assets (other than inventory in the ordinary course of business); (v) any failure to pay or perform any of the Assumed Liabilities when due; (vi) creation, termination or amendment of, or waiver of any right under, any of the Assumed Colocation Agreements or the Lease; or (vii) agreement or commitment to do any of the foregoing.

         2.11. Taxes. The Seller has no liability for any tax in respect of the Purchased Assets or the Datacenter except for taxes disclosed on Schedule 2.11 hereto.

         2.12. Assumed Colocation Agreements; Compliance. Set forth on Schedule
2.12 hereto is a true and complete list and brief description of each of the Assumed Colocation Agreements, including, without limitation, the Zone Agreement and the letter of credit thereunder. Each of the Assumed Colocation Agreements is the legal, valid and binding obligation of the Seller and is in full force and effect. The Seller has performed all material obligations required to be performed by either of them under each of the Assumed Colocation Agreements and are not in breach or default, and are not, to the Seller's knowledge, alleged to be in breach or default, in any respect thereunder, and no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, would give to any person or entity the right to cause such a termination or would cause an acceleration of any obligation thereunder. Except as set forth on Schedule 2.7 hereto, all payments due to the Seller by the Datacenter customers under the Assumed Colocation Agreements are, as of the date hereof, current. The Seller is not currently renegotiating any of the Assumed Colocation Agreements nor has the Seller received any notice of non-renewal intent to terminate or any other modification that would adversely affect the rights of the Seller with respect to any of the Assumed Colocation Agreements. The Seller has no reason to believe that any of the Datacenter customers under the Assumed Colocation Agreements would not continue after the Closing under the same terms and provisions thereunder. Except for the Assumed Colocation Agreements, the Fleet Lease or the Lease, there are no other agreements, contracts or understandings which are material to the Business.

         2.13. Assumed Fleet Lease. The Fleet Lease is the legal, valid and binding obligation of the Seller and is in full force and effect. The Seller has performed all material obligations required to be performed by it under the Fleet Lease and is not in breach or default, and is not alleged to be in breach or default, in any respect thereunder, and no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, would give to any person or entity the right to cause such a termination or would cause an acceleration of any obligation thereunder. The Seller is not currently renegotiating the Fleet Lease nor has the Seller received any notice of non-renewal, intent to terminate or any other modification that would adversely affect the rights of the Seller with respect to the Fleet Lease. The Seller has no reason to believe that Fleet Business Credit Corporation would not continue after the Closing under the same terms and provisions under the Fleet Lease. All payments due under the Fleet Lease are, as of the date hereof, current. As of the date hereof, thirty-one (31) monthly payments shall be due and owing under the Fleet Lease.

         2.14. Leased Property.

         (a) Schedule 2.14(a) hereto contains an accurate description of all of the BridgePoint Canada's leasehold interest in the Leased Property and a description of all of the Improvements used in or necessary to conduct the operations of the Business.

         (b) Except as disclosed on Schedule 2.14(b) hereto, the Datacenter, including, without limitation, all fixtures, furniture and equipment and Improvements located thereon, conforms in all material respects to all Lease restrictions (if any), restrictive covenants and applicable Laws. BridgePoint Canada has not received written notice of any pending, threatened or contemplated action to take by eminent domain or otherwise to condemn any part of the Leased Property.

         (c) The Seller has the right to quiet enjoyment of the Leased Property for the full term, including all renewal rights, of the Lease. BridgePoint Canada has not received written notice of any proposed, planned or actual curtailment of service of any utility supplied to the Datacenter. Such utilities are all connected pursuant to valid permits, are all in good working order and are adequate to service the operations of the Datacenter as currently conducted and permit full compliance with all requirements of Law.

         (d) Except as provided in the Lease and on Schedule 2.14(d) hereto, none of the Leased Property is leased, sublet or assigned to any person. The Lease is a valid agreement in full force and effect in accordance with its terms and has not been modified or amended, except as set forth in Schedule 2.14(d), and no party thereto is in default under any of the terms contained therein nor has any notice thereof been delivered by any party thereto.

         (e) Schedule 2.14(e) hereto sets forth a true and complete list of all contractors, subcontractors, materialmen and consultants (collectively, the "Providers") who, within the eight (8) months preceding the date hereof, have provided any services or materials in connection with any work, changes, improvements, additions, installations or other alterations to the Leased Property (the "Alterations") made by, or on behalf of, the Seller in respect of the Leased Property. All payments due and owing to the Providers for the Alterations within such eight- (8) month period have been paid in full by the Seller, and the Seller has provided the Purchaser with a copy of each release and satisfaction of lien received by the Seller from each of the Providers in respect of such payments.

         2.15. Environmental Matters. Except as disclosed on Schedule 2.15 hereto:

         (a) Compliance; No Liability. The Seller has operated the Business and the Leased Property in compliance with all applicable laws relating to public health and safety arising out of the environment or protection of the environment, including common law nuisance, property damage and similar common law theories ("Environmental Laws"). The Seller is not subject to any liability, penalty or expense (including legal fees), and the Purchaser will not suffer or incur any loss, liability, penalty or expense (including legal fees), by virtue of any violation of any Environmental Law by the Seller in respect of the Leased Property occurring prior to the Closing or any environmental activity conducted by the Seller on or with respect to the Leased Property at or prior to the Closing.

         (b) Treatment; CERCLIS. The Seller has not treated, stored, generated, recycled or disposed of any hazardous substance as defined by any Environmental Law and any other material regulated by any applicable Environmental Law, including petroleum, petroleum-related material, crude oil or any fraction thereof, polychlorinated biphenyls, and any friable asbestos, but not including any cleaning agents normally stored for use in commercial premises ("Regulated Material") on the Leased Property, and no other person or entity, to the Seller's knowledge, has treated, stored, recycled or disposed of any Regulated Material on any part of the Leased Property. There has been no release by the Seller or, to the Seller's knowledge, of any Regulated Material at, on or under the Leased Property. The Seller has not transported any Regulated Material or arranged for the transportation of any Regulated Material to any location that is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 et seq., as amended ("Superfund"), or the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any other location that is the subject of federal, state or local enforcement action or other investigation that may lead to claims against the Seller for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury including claims under Superfund. None of the Leased Property is listed or, to the knowledge of the Seller (without due inquiry), proposed for listing on the National Priorities List pursuant to Superfund, CERCLIS or any state or local list of sites requiring investigation or cleanup.

         (c) Notices; Existing Claims; Certain Regulated Materials; Storage Tanks. The Seller has not received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Regulated Material. Except as set forth on Schedule 2.15(c) hereto, the Seller has not transported any Regulated Material for recycling, treatment, disposal, other handling or otherwise to the Leased Property.

         2.16. Customer Relations. There exists no condition or state of facts or circumstances involving the Seller's customers, suppliers, distributors or representatives in respect of the Datacenter that the Seller can reasonably foresee could materially adversely affect the Business or the Purchased Assets after the Closing Date.

         2.17. Insurance. The Purchaser has been provided with a copy of each insurance policy since December 1st, 1999 as to which the Seller is the owner, insured or beneficiary, whether on an "occurrence" or a "claims made" basis, together with a summary of such policies and copies of certificates of insurance executed by each insurer or its authorized agent evidencing such insurance.

         2.18. Finders' Fees. Except for PricewaterhouseCoopers, whose remuneration remains the sole responsibility of the Seller, neither the Seller, nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby or by any of the Transaction Documents.

         2.19. Accuracy of Information Furnished. To the Seller's knowledge, no representation or warranty made by the Seller in this Agreement, including the Schedules hereto, and no statement provided in any certificate or other document furnished or to be furnished by or on behalf of the Seller at the Closing contains or will contain as of the date such representation and warranty is made or such Schedule or certificate is delivered any untrue statement of a material fact or, to Seller's knowledge, omits or will omit to state as of the date that such representation or warranty is made or such Schedule or certificate is delivered any material fact that is necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to the Seller as follows:

         3.1. Due Organization and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Purchaser has all requisite power and authority to own, lease and operate its assets and properties. The Purchaser is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the locations of its property requires such qualification, except where the failure to do so would not have a material adverse effect on Purchaser's business, operations, assets or condition (financial or otherwise).

         3.2. Power and Authority. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements contemplated by this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by Purchaser and is the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies. When executed and delivered by the Purchaser at the Closing, each of the Transaction Documents will be the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

         3.3. No Breach; Consents. Neither the execution and delivery of this Agreement or any of the Transaction Documents to which the Purchaser is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by the Purchaser will: (i) contravene any of the Governing Documents of the Purchaser; or (ii) violate any Law or violate any judgment or order of any Governmental Body to which the Purchaser is subject. No consent, approval or authorization of, or registration or filing with, any person or entity or Governmental Body is required in connection with the execution and delivery by the Purchaser of this Agreement or any of the Transaction Documents to which the Purchaser is or is to become a party pursuant to the provisions hereof or the consummation by the Purchaser of the transactions contemplated hereby or thereby.

         3.4. Litigation. Except as set forth on Schedule 3.4 hereto, there are no suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or, to Purchaser's knowledge, threatened against or affecting any of the transactions contemplated by this Agreement or any of the Transaction Documents. There are no judgments, orders, injunctions, decrees or awards against the Purchaser that are not satisfied or remain outstanding and that would prohibit the execution and delivery of this Agreement or any of the Transaction Documents.

         3.5. Finders' Fees. Neither the Purchaser nor any of its officers, directors or employees has employed or dealt with any broker or finder or incurred any Liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

         3.6. Financial Resources. The Purchaser has the capacity and financial resources available to pay the Initial Purchase Price while respecting all financial tests that may have been imposed by law, lenders or other creditors.


                                   ARTICLE IV.
                                CERTAIN COVENANTS

         4.1. Conduct of Business Pending Closing. From and after the date hereof and until the Closing Date or earlier termination hereof, unless the Purchaser shall otherwise consent in writing, the Seller shall conduct its affairs as follows:

         (a) Ordinary Course; Compliance. The Business shall be conducted only in the ordinary course and consistent with past practice. The Seller shall, in accordance with good business practice, maintain the Purchased Assets in good condition, make scheduled payments in accordance with the terms of the Assumed Liabilities and shall comply in a timely fashion with the provisions of the Lease and all Assumed Colocation Agreements and its other agreements and commitments in respect of the Purchased Assets or the Datacenter. The Seller shall keep available the services of certain of its present employees at the Datacenter and employ reasonable efforts consistent with past practices to preserve the goodwill of its suppliers, customers and others having business relations with it in connection with the Datacenter. The Seller shall maintain in full force and effect its policies of insurance, subject only to variations required by the ordinary operations of the Business, or else shall obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing.

         (b) Transactions. The Seller shall not: (i) transfer or dispose of any of the Purchased Assets; (ii) enter into any contract or commitment, the performance of which might extend the Closing Date; (iii) fail to pay or perform any of the Assumed Liabilities when due, including, without limitation, the monthly payment due and owing as of December 2001 under the Fleet Lease (the "December Payment"); (iv) take any action or omit to take any action that will cause a breach or termination of the Lease or any of the Assumed Colocation Agreements; or (v) take any other actions that would cause the representations and warranties in this Agreement not to be true in any material respect on the Closing Date.

         4.2. Access to and Inspection of the Purchased Assets. The Seller covenants and agrees that from and after the date of the execution of this Agreement until the Closing or earlier termination of this Agreement, the Purchaser and its employees, contractors, agents and/or representatives (including accountants, attorneys, environmental consultants and engineers) may enter upon any portion of the Datacenter or the Leased Property from time to time during reasonable business hours, or otherwise at a time agreed to by the Seller, without any disruption of the normal conduct of the Seller's Business at the Datacenter, and upon reasonable notice to the Seller, for the purpose of inspections, making surveys and testing, examination of title and operating condition of the Purchased Assets and the Leased Property and showing the Datacenter to prospective customers. The Seller shall similarly make available to the Purchaser, its employees, contractors, agents and/or representatives all of the properties, books, contracts, commitments, records, officers, personnel, accountants (including independent public accountants and their workpapers) and current Datacenter customers of the Seller, and shall furnish the Purchaser all such documents and copies of documents and all information with respect to the Purchased Assets and the Leased Property as the Purchaser may reasonably request.

         4.3. Acquisition Proposals. The Seller shall not (nor shall it permit any of its affiliates to), directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposals from, engage or participate in any negotiations or discussions with, provide any confidential information or data to, or enter into (or authorize) any agreement or agreement in principle with any person or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or any part of the Purchased Assets, the Leased Property or the Datacenter, whether by merger, purchase of capital stock or assets or otherwise.

         4.4. Fulfillment of Agreements. The Purchaser and the Seller shall use commercially reasonable efforts to cause all of those conditions to the obligations of the other under Article V that are not beyond its reasonable control to be satisfied on or prior to the Closing and shall use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

         4.5. Certain Transitional Matters. The Seller shall cooperate with and assist the Purchaser (at the Purchaser's cost) and its authorized representatives in order to provide, to the extent reasonably requested by the Purchaser, an efficient transfer of control of the Business and the Purchased Assets and to avoid any undue interruption in the activities and operations of the Business following the Closing Date, including, without limitation: (i) sufficient notification by the Seller, prior to the Closing in form and substance satisfactory to Purchaser, to all of the Datacenter customers (the "Customers Notice") of this Agreement and the transactions contemplated hereby, which notice shall instruct such customers to make all payments, subject to and following the Closing, directly to the order of the Purchaser and (ii) assistance with any attempts made by the Purchaser to hire any of the Datacenter employees; provided, however, that, the Purchaser shall have the right, but not the obligation, on or after the Closing Date to employ any or all of the employees of the Seller. In that regard, the Seller shall use its best efforts to ensure that all of the Assumed Colocation Agreements, the Fleet Lease and any rights under all warranties, representations and guaranties, including those made by any of the Providers in respect of any of the Alterations, under terms no less favorable than those existing as of the date hereof, are assigned to the Purchaser by the Closing. The Seller shall notify the Purchaser immediately of any default or breach, or any alleged default or breach by the Seller or any counterparty under the Lease or any of the Assumed Colocation Agreements. The Seller also shall not hire or obtain the services of any of the Providers to perform any Alterations. To the extent that any Encumbrance in respect of Alterations exists at any time from the date hereof until the Closing, the Seller shall obtain an appropriate release and satisfaction of lien, reasonably satisfactory to the Purchaser (the "Releases").

         4.6. Retained Assets and Retained Liabilities. From and after the Closing, the Seller shall keep the Retained Assets and shall satisfy when due all Retained Liabilities.

         4.7. Covenant Against Competition and Disclosure. The Seller shall not directly or indirectly: (i) for a period of five (5) years after the Closing Date, control the operation of any colocation facility within a one hundred
(100) mile radius, measured by automobile, of any colocation facility owned and controlled, directly or indirectly, by the Purchaser on the Closing Date, as set forth on Schedule 4.7 hereto; or (ii) disclose to anyone, or use in competition with the Purchaser, any information with respect to any confidential or secret aspect of the operations of the Business. The Seller acknowledges that the remedy at law for breach of the provisions of this Section 4.7 will be inadequate and that, in addition to any other remedy the Purchaser may have, it will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required. If any court construes the covenant in this Section 4.7 or any part thereof, to be unenforceable because of its duration or the area covered thereby, the court shall have the power to reduce the duration or area to the extent necessary so that such provision is enforceable. Until the second (2nd) anniversary of the Closing Date, the Seller shall not directly or indirectly solicit or offer employment to any person who is then an employee of the Purchaser or was an employee of the Purchaser at any time after the Closing to engage in any business similar to or in competition with the business of the Seller as it has been conducted prior to Closing. As used herein, the term "control" shall mean, directly or indirectly, either voting or operational management authority sufficient to determine the conduct of a business, or the right to make financial, booking and/or personnel decisions for the business. The ownership of fifty percent (50%) of the equity of a corporation or fifty percent (50%) of an interest in a partnership shall be deemed control, with or without any operational or any other authority.

         4.8. Purchaser's Lease; Performance of Lease Obligations. On or before the Closing, the Seller shall have caused the termination of the Lease and the Purchaser and the Seller shall use their collective best efforts to effect a lease agreement between the Purchaser and the landlord of the Leased Property (the "Landlord") in respect of the Datacenter on such terms acceptable to the Purchaser in its sole and absolute discretion (the "Purchaser's Lease"). Prior to and up until the Closing Date, the Seller shall cause BridgePoint Canada to perform all of its obligations under the terms of the Lease.

         4.9. Supplemental Disclosure. The Seller agrees that, with respect to its representations and warranties made in this Agreement, it will have a continuing obligation to promptly provide detailed disclosure to the Purchaser with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement and on the Closing Date, would have been required to be set forth or described in the Schedules hereto; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of the Seller or the schedules herein unless the Purchaser shall have consented thereto in writing. Within five
(5) days before the Closing, the Seller shall provide to the Purchaser updated information regarding the Revenues and Expenses as of the last day of the month preceding the Closing (the "Updated Revenues and Expenses"), which shall have been prepared in accordance with GAAP.

         4.10. Receipt of Accounts Receivables. Prior to the Closing, the Seller shall make all arrangements, including providing the Customers Notice and executing a power of attorney, necessary to ensure that the Purchaser, after the Closing Date, will receive all of the Accounts Receivable; provided, however, that, upon receipt thereof, the Purchaser shall, in turn, remit payment thereof to the Seller; and provided, further, that although the Purchaser shall use commercially reasonable efforts to collect the Accounts Receivable, the Purchaser shall, under no circumstances, be liable for any non-collection by the Purchaser of the Accounts Receivable. Within one (1) day before the Closing, the Seller shall provide to the Purchaser an aged schedule of the accounts receivable as of such date (the "Updated Accounts Receivable").

         4.11. Further Assurances. The Purchaser and the Seller hereby agree to execute and deliver at or following the Closing, such other documents, certificates, agreements and other writings and to take such other actions, including obtaining assignments (and consents thereto) of the Assumed Colocation Agreements, each on terms no less favorable than those existing as of the date hereof, and consents, as may be necessary or reasonably desirable, to consummate the transactions contemplated hereby.


                                   ARTICLE V.
                       CONDITIONS TO CLOSING; TERMINATION

         5.1. Conditions of Purchaser's Obligation to Close. The obligation of the Purchaser to close under this Agreement is subject to the satisfaction of the following conditions, any of which may be waived by the Purchaser in writing at or prior to the Closing:

         (a) Due Diligence. The Purchaser shall have completed, to its satisfaction, its business, legal, tax and accounting due diligence.

         (b) Agreements, Covenants and Conditions. On or before the Closing Date, the Seller shall have complied with and duly performed in all material respects all agreements, covenants and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

         (c) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement, or otherwise made in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         (d) No Legal Proceedings. No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby, and on the Closing Date there will be no court or governmental actions or proceedings pending or threatened against or affecting the Seller that involve a demand for any judgment or liability, whether or not covered by insurance, and that may result in any material adverse change in the Business or any of the Purchased Assets.

         (e) Absence of Material Changes. The Seller shall have not suffered any material adverse change in the Business or any of the Purchased Assets since September 30, 2001.

         (f) Certificate. The Purchaser shall have received a certificate dated the Closing Date and executed by an authorized officer of the Seller to the effect that the conditions expressed in Sections 5.1(b), 5.1(c), 5.1(d) and 5.1(e) have been fulfilled.

         (g) Consents. The Purchaser shall have received all consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby.

         (h) Purchaser's Lease. The Purchaser shall have executed the Purchaser's Lease.

         (i) Opinion of Counsel. The Seller shall have furnished to the Purchaser a favorable opinion of Baker & McKenzie, counsel for the Seller, dated as of the Closing Date, in form and substance satisfactory to the Purchaser.

         (j) Bills of Sale. The Purchaser shall have received such bills of sale, assignments and other documents, including, without limitation, the Releases, if any, in form and substance satisfactory to the Purchaser conveying the Purchased Assets to the Purchaser.

         (k) Updated Revenues and Expenses. The Purchaser shall have received a copy of the Updated Revenues and Expenses from the Seller, which shall not reflect a material decrease from the Revenues or a material increase from the Expenses.

         (l) Receipt of Accounts Receivable. The Purchaser shall have received the Updated Accounts Receivable and the Seller shall have made appropriate arrangements, subject to the terms and provisions of Section 4.10 hereof, to ensure that the Purchaser will receive the Accounts Receivable on behalf of the Seller after the Closing.

         (m) Escrow Agreement. The Seller and the Escrow Agent shall have executed and delivered the Escrow Agreement to the Purchaser.

         (n) Closing Deliveries. The Purchaser shall have received at or prior to the Closing all documents set forth in this Section 5.1 and such other documents, instruments, or certificates as the Purchaser may reasonably request, including, without limitation, a certificate signed by an authorized representative of the Seller attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement.

         5.2. Conditions of the Seller's Obligation to Close. The obligation of the Seller to close under this Agreement are subject to the following conditions any of which may be waived by the Seller in writing at or prior to the Closing:

         (a) Agreements, Covenants and Conditions. On or before the Closing Date, the Purchaser shall have complied with and duly performed in all material respects all agreements, covenants and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

         (b) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         (c) No Legal Proceedings. No court or governmental action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereby.

         (d) Closing Certificate. The Seller shall have received a certificate dated the Closing Date and executed by authorized officers of the Purchaser to the effect that the conditions contained in Sections 5.2(a), 5.2(b) and 5.2(c) have been fulfilled.

         (e) Consents. The Seller shall have received all consents necessary to effectuate this Agreement and to consummate the transactions contemplated hereby, unless the Purchaser shall have waived this condition.

         (f) Escrow Agreement. The Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement to the Seller.

         (g) Closing Deliveries. The Seller shall have received at or prior to the Closing all documents set forth in this Section 5.2 and such other documents, instruments, or certificates as the Seller may reasonably request, including, without limitation, a certificate signed by authorized representatives of the Purchaser attesting to the authenticity of the resolutions authorizing the transactions contemplated by this Agreement.


                                   ARTICLE VI.
                                   TERMINATION

         6.1.     Termination.

         This Agreement may be terminated at any time prior to Closing:

         (a) at any time by the mutual consent in writing of the parties hereto;

         (b) by the Seller or the Purchaser in writing if the Closing shall not have occurred by December 31, 2001, but only if the Closing shall not have occurred for a reason other than the breach by such terminating party of any of its representations, warranties, covenants or agreements contained herein;

         (c) at any time by the Purchaser in writing upon a material breach of any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement; or

         (d) at any time by the Seller in writing upon a material breach of any of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement.

         In the event of termination of this Agreement by the Seller or the Purchaser prior to the Closing as set forth above, this Agreement shall forthwith terminate and there shall be no liability on the part of the Seller or the Purchaser; provided, however, that no party shall be relieved of any loss, damage or liability occurring or sustained as a result of a termination following such party's material breach of any representation, warranty, covenant or agreement contained in this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 6 and Section 8 hereof shall survive.

                                  ARTICLE VII.
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION


         7.1. Survival of Representations. The representations and warranties of the Seller in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for a period of three (3) years, and shall then terminate; provided, however, that (i) any such representation and warranty shall survive the time it would otherwise terminate only with respect to claims of which notice has been given as provided in this Agreement prior to such termination and (ii) such time limitation shall not apply to the representations and warranties set forth in Sections 2.5, 2.9, 2.11, 2.18, and
3.5 hereof, which shall survive until the expiration of the applicable statute of limitations.

         7.2. Indemnitors; Indemnified Persons. For purposes of this Section 7, each party that, pursuant to this Section 7, shall agree to indemnify any other person or entity shall be referred to, as applicable, as the "Indemnitor", and each such person and entity who is entitled to be indemnified by any Indemnitor shall be referred to as the "Indemnified Person" with respect to such Indemnitor.

         7.3. Indemnity of Seller. The Seller hereby agrees to defend, indemnify, hold harmless and reimburse the Purchaser and its directors, officers, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by such Indemnified Persons (including reasonable attorneys' fees and disbursements) that shall be caused by or related to or shall arise out of: (a) any breach (or alleged breach in connection with a claim asserted by a third party) of any representation or warranty of the Seller contained in this Agreement and in any document or certificate delivered by the Seller pursuant hereto; (b) any breach of any covenant or agreement of the Seller contained in this Agreement; and (c) any failure by the Seller to satisfy the Retained Liabilities and the operation of the Business prior to the Closing, and shall reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements) as they shall be incurred, in connection with paying, investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, that shall be caused by or related to or shall arise out of such breach (or alleged breach in connection with a claim asserted by a third party), whether or not any such Indemnified Person shall be named as a party thereto and whether or not any liability shall result therefrom. The Seller further agrees that it shall not, without the prior written consent of the Purchaser settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 7.3 from all liability arising out of such claim, action, suit or proceeding.

         7.4. Indemnity of Purchaser. The Purchaser hereby agrees to defend, indemnify, hold harmless and reimburse the Seller and its directors, officers, agents and employees from and against any and all claims, liabilities, losses, damages and expenses incurred by them (including reasonable attorneys' fees and disbursements) that shall be caused by or related to or shall arise out of: (a) any breach (or alleged breach in connection with a claim asserted by a third party) of any representation or warranty of the Purchaser contained in this Agreement; (b) subject to Section 4.10 hereof, any breach of any covenant or agreement of the Purchaser contained in this Agreement and in any certificate delivered by Purchaser and/or Parent pursuant hereto; and (c) any failure by the Purchaser to satisfy the Assumed Liabilities and the operation of the Business after Closing, and shall reimburse such Indemnified Persons for all costs and expenses (including reasonable attorneys' fees and disbursements) as shall be incurred, in connection with paying, investigating, preparing for or defending any action, claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, that shall be caused by or related to or shall arise out of such breach (or alleged breach in connection with a claim asserted by a third party), whether or not such Indemnified Persons shall be named as a party thereto and whether or not any liability shall result therefrom. The Purchaser further agrees that it shall not, without the prior written consent of the Seller, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of each Indemnified Person under this Section 7.4 from all liability arising out of such claim, action, suit or proceeding.

         7.5. Procedures for Indemnification; Defense. Promptly after receipt by an Indemnified Person of notice of the commencement of any action or proceeding with respect to which indemnification may be sought hereunder, such Indemnified Person shall notify the Indemnitor of the commencement of such action or proceeding, but failure to so notify the Indemnitor shall not relieve the Indemnitor from any liability that the Indemnitor may have hereunder or otherwise, unless the Indemnitor shall be materially prejudiced by such failure. If the Indemnitor shall so elect, the Indemnitor shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall pay the fees and disbursements of such counsel. In the event, however, that such Indemnified Person shall reasonably determine in its judgment that having common counsel would present such counsel with a conflict of interest or alternative defenses shall be available to an Indemnified Person or if the Indemnitor shall fail to assume the defense of the action or proceeding in a timely manner, then such Indemnified Person may employ separate counsel to represent or defend it in any such action or proceeding and the Indemnitor shall pay the reasonable fees and disbursements of such counsel; provided, however, that the Indemnitor shall not be required to pay the fees and disbursements of more than one (1) separate counsel for all Indemnified Persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which the Indemnitor shall assume, the Indemnified Person shall have the right to participate in (but not control) such litigation and to retain its own counsel at such Indemnified Person's own expense except as otherwise provided above in this Section 7.5, so long as such participation does not interfere with the Indemnitor's control of such litigation.

         7.6. Limitation on Indemnification. Notwithstanding any provision of this Section 7 to the contrary, no Indemnified Person shall be entitled to assert any claim for indemnification in respect of claims for breach of representations or warranties under each of Sections 7.3(a) and 7.4(a) hereof until such time as claims for indemnification thereunder shall exceed $5,000; provided, however, that the dollar amount of such indemnification obligations may not exceed, in the aggregate, the amount of the Purchase Price to the extent actually paid (the "Claims Limitation"), unless the Indemnitor shall have provided information to the Purchaser or the Seller, as the case may be, in connection herewith, or made representations or warranties hereunder, that, in either case, were fraudulent or made in bad faith, in which event the Claims Limitation shall not apply; and provided, further, that the Purchaser's post-Closing obligations under Section 4.10 hereof shall not be subject to the provisions of this Section 7.

         7.7. Relationship with Allocation of Additional Purchase Price. Notwithstanding any payment that may be due by the Purchaser to the Seller under
Section 1.4 hereof, the indemnity provisions of this Section 7 shall remain in full force and effect without any modification or diminution thereof.

         7.8. Exclusive Remedy. Each of the Purchaser and the Seller acknowledges and agrees that from and after the Closing that (absent fraud and subject to applicable Law) its sole exclusive remedy (at law or equity) with respect to any and all claims against the other party shall be made pursuant to the indemnification provisions set forth in this Section 7.

         7.9. Set-Off Rights. Subject to the limitations set forth in Section
7.6 hereof, any obligation due from the Seller hereunder (including any indemnification claim may be first satisfied, at the Purchaser's election, through an offset against the Additional Purchase Price.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

         8.1. Costs and Expenses. The Purchaser and the Seller shall each pay their respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, all fees and expenses of agents, representatives, counsel, brokers or finders and accountants. All transfer taxes incurred as a result of the transfer of the Purchased Assets shall be paid by the Seller.

         8.2. Further Assurances. Each party shall, at any time and from time to time on and after the Closing Date, upon request by the other party and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming the Purchased Assets to the requesting party.

         8.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to the Purchaser, to:

                  AccessColo, Inc.
                  55 Madison Avenue
                  Morristown, NJ  07960
                  Telecopy: (973) 290-0081
                  Attention:  General Counsel

                  with a copy to:

                  Kirkpatrick & Lockhart LLP
                  1251 Avenue of the Americas, 45th Floor
                  New York, NY  10020-1104
                  Telecopy: (212) 536-3901
                  Attention:  Warren H. Colodner

         (b) if to the Seller, to:

                  BridgePoint International, Inc.
                  750 boul. Marcel-Laurin, suite 390
                  Saint-Laurent, Quebec, H4M 2M4
                  Telecopy:  (514) 744-0235
                  Attention:  Louise Vaillancourt-Chatillon

         Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

         8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction

         8.5. Transferability. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that the Purchaser may make such assignments to any affiliate of the Purchaser, provided, that the Purchaser remains liable hereunder.

         8.6. Amendment and Waiver. To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance.

         8.7. Entire Agreement. Except as set forth in this Section 8.7, this Agreement and the Schedules and Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written.

         8.8. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         8.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     PURCHASER:

                                     ACCESSCOLO, INC.


                                     By:  /s/ A. Dale Mayo
                                          --------------------------------------
                                          Name:  A. Dale Mayo
                                          Title: President

                                     SELLER:

                                     BRIDGEPOINT INTERNATIONAL
                                     (USA) INC.


                                     By:  /s/ Yves Grou
                                          --------------------------------------
                                          Name:  Yves Grou
                                          Title: Director




                                  INTERVENTION

Bridgepoint International (Canada) Inc. hereby intervenes to this Agreement in order to acknowledge as true and accept the terms hereof and more specifically covenants and agrees that it shall use its best efforts to accomplish the objectives of the transactions contemplated hereby and assign, transfer, convey and deliver to the Purchaser all of its rights, title and interests, if any, in and to the Purchased Assets and any other assets in respect of the Datacenter.

BRIDGEPOINT INTERNATIONAL (CANADA) INC

By :  /s/  Louise Vaillancourt-Chatillon
     -----------------------------------------------
        Louise Vaillancourt-Chatillon
        Secretary

                                    SCHEDULES

Schedule 1.1(b) - Personal Property

Schedule 1.1(c) - Build-out Assets

Schedule 1.2 - Retained Assets

Schedule 2.5 - Purchase Assets

Schedule 2.6(a) - Revenues

Schedule 2.6(b) - Expenses

Schedule 2.7 - Accounts Receivable

Schedule 2.8 - Litigation

Schedule 2.9 - Absence of Undisclosed Liabilities

Schedule 2.10 - Absence of Certain Changes

Schedule 2.11 - Taxes

Schedule 2.12 - Assumed Colocation Agreements

Schedule 2.14(a) - Leasehold Interest

Schedule 2.14(b) - Lease Restrictions

Schedule 2.14(d) - Sublease/Assignment

Schedule 2.14(e) - Providers/Alterations

Schedule 2.15 - Environmental Matters

Schedule 3.4 - Litigation

Schedule 4.7 - Purchaser's Colocation Facilities

                                                      EXHIBITS



Exhibit A - Fleet Lease